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                                                                    Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of
BridgeStreet Accommodations, Inc.


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statement (No. 333-37697) on Form S-8.





/s/ Arthur Andersen LLP
---------------------------

Cleveland, Ohio,
 March 30, 1998.